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BankAmerica Manufactured Housing Contract Trust IV
Senior/ Subordinate Pass-Through Certificates
Series 1998-1, Investor Number 19982001

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MONTHLY SERVICING SUMMARY                                                      PERIOD ENDING:          11/30/98
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                                                                                Pass Through
                                                                                    Rate           Balance          Pool Factor
                                                                               --------------- -----------------  ----------------
                                                          BOP  Scheduled Pool                   $821,066,540.26       91.6941901%
                                                          EOP  Scheduled Pool                    809,706,899.64       90.4255803%
Determination Date:                 12/07/98            Class A-1 Certificate         6.4700%    648,526,807.08       88.3238644%
Remittance Date:                    12/10/98              Class M Certificate         6.9400%     67,158,000.00      100.0000000%
Prior Period WAC                      10.36%            Class B-1 Certificate         7.8100%     53,727,000.00      100.0000000%
Current Period WAC                    10.36%            Class B-2 Certificate         8.0000%     40,295,092.56      100.0000000%


I.     RECAP OF POOL:                          LOAN
                                              COUNT            CLASS A-1            CLASS M         CLASS B-1          CLASS B-2
                                             ---------   ----------------------- --------------- -----------------  ----------------
       Beginning Certificate Balance           31,123           $659,886,447.70  $67,158,000.00    $53,727,000.00    $40,295,092.56
       Scheduled Principal Reduction                             (2,101,388.75)            0.00              0.00              0.00
       Partial Principal Prepayments                               (519,834.72)            0.00              0.00              0.00
       Principal Prepayments In Full            (296)            (6,725,837.29)            0.00              0.00              0.00
       Contract Liquidations                     (89)            (2,012,579.86)            0.00              0.00              0.00
       Contract Repurchases                         0                      0.00            0.00              0.00              0.00
       Previously Undistributed Shortfalls                                 0.00            0.00              0.00              0.00
                                             ---------   ----------------------- --------------- -----------------  ----------------
       Remaining Certificate Balance           30,738           $648,526,807.08  $67,158,000.00    $53,727,000.00    $40,295,092.56
                                             ---------   ----------------------- --------------- -----------------  ----------------
                                             ---------   ----------------------- --------------- -----------------  ----------------


II.    DISTRIBUTIONS:
                                                               CLASS A-1            CLASS M         CLASS B-1          CLASS B-2
                                                         ----------------------- --------------- -----------------  ----------------
       Principal Distribution Amount                             $11,359,640.62           $0.00             $0.00             $0.00
       Scheduled Interest Distribution                             3,557,887.76      388,397.10        349,673.23        268,633.95
       Amount
       Unpaid Interest Shortfall Current                                   0.00            0.00              0.00              0.00
       Period
       Previously Undistributed Interest Shortfalls                        0.00            0.00              0.00              0.00
                                                         ----------------------- --------------- -----------------  ----------------
       Total                                                     $14,917,528.38     $388,397.10       $349,673.23       $268,633.95
       Distribution
                                                         ----------------------- --------------- -----------------  ----------------
                                                         ----------------------- --------------- -----------------  ----------------

                                                                                                 -----------------
       AVAILABLE DISTRIBUTION AMOUNT:                                                                16,233,419.99
                                                                                                 -----------------
                                                                                                 -----------------


III.   MONTHLY ADVANCE
                                                          Monthly Advance Amount                             $0.00
                                                     Outstanding Amount Advanced                             $0.00


IV.    RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                           $309,187.33
                                                                                                 -----------------
                                                                                                 -----------------


V.     SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                    $9,189,929.88
                                                                                   Gross Int....     (7,088,541.13)
                                                                                                 -----------------
                                                                                   Principal....      2,101,388.75
                                                                                                 -----------------
                                                                                                 -----------------

VI.    SERVICING FEE:                                                                                  $684,222.12
                                                                                                 -----------------
                                                                                                 -----------------

VII.   DELINQUENCY INFORMATION:
                                                          Days Delinquent                 Number   Actual Balance
                                                    ----------------------------- --------------- -----------------

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                                                              31 - 59                        433    $10,680,855.39
                                                              60 - 89                        107      3,156,488.17
                                                             90 or more                      124      4,002,305.92
                                                    ----------------------------- --------------- ----------------

                                                          Total Delinquent                   664    $17,839,649.48
                                                                                  --------------- ----------------
                                                                                  --------------- ----------------


VIII.  REPOSSESSION INFORMATION:                                                          Number   Actual Balance
                                                                                  --------------- ----------------
                                                               BOP Repossessions             183     $5,454,961.35
                                                    Plus Repossessions this Month            104      2,604,995.95
                                                               Less Liquidations            (89)   ($2,162,254.07)
                                                                                  --------------- ----------------
                                                               EOP Repossessions             198     $5,897,703.23
                                                                                  --------------- ----------------
                                                                                  --------------- ----------------
IX.    REPURCHASES:
                                                                                          Number   Actual Balance
                                                                                  --------------- ----------------
                                                        Contracts Repurchased or               0             $0.00
                                                                        Replaced
                                                    Eligible Substitute Contracts              0             $0.00
                                                                                  --------------- ----------------
                                                      Difference Paid by Servicer              0             $0.00
                                                                                  --------------- ----------------
                                                                                  --------------- ----------------


X.     RESERVE ACCOUNT SUMMARY:
                   Reserve Account Deposit Amount                                                            $0.00
                   Reserve Account Draw Amount                                                               $0.00
                   Distribution to Class R Certificateholder                                            $37,171.28
                   Ending Balance at                                   30-Nov-98                     $8,991,572.28

XI.    DELINQUENCY RATIOS
                                                                Average 30-Day Delinquency Ratio             1.24%
                                                                Average 60-Day Delinquency Ratio             0.82%
                                                                  Cumulative Realized Loss Ratio             0.68%
                                                                     Current Realized Loss Ratio             0.60%

XII.   LIQUIDATION LOSSES:
                                                Previous Period Aggregate Net Liquidation Losses:    $4,909,296.59
                                                 Current Period Aggregate Net Liquidation Losses:    $6,047,535.91
                                                               Current Period Liquidation Losses:    $1,138,239.32

XIV.   CERTIFICATE ACCOUNT INTEREST:                                                                    $58,812.48

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